UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2019

Date of Report (Date of Earliest Event Reported)

United Royale Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-208978	98-1253258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit Room 8F, World Trust Tower Building,
50 Stanley Street, Central, Hong Kong

(852) 3610-2665

(Address & telephone number of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of June 12, 2019, Mr. SOH Khay Wee was appointed as the Company’s new member of board of directors.

The biographies for the new director of the Company are set forth below:

Mr. SOH Khay Wee, age 49, graduated from the Swansea Institute of Higher Education, Wales, U.K., with a Postgraduate Diploma in marketing management in 1995 and further obtained a Master in Business Administration from University of Hull U.K. in 1996. Mr. Soh has started being a director of Omega Project Management Sdn. Bhd., which is involved in agricultural manpower and staffing field in Malaysia. His major responsibilities include to make company decision to align with company goals and objectives, organize and manage sales team on farm equipment, crops and agricultural products. Furthermore, he communicates with Southeast Asian agricultural industry leaders on farmland creation and projects management, and ensures the projects comply with different regulations in different jurisdictions on health and safety standards. On June 12, 2019, he has been appointed as a director.

Mr. SOH’s experience in the human resources industry and business administration has led the Board of Director to reach the conclusion that he should serve as director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Appointment of officer and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2019

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)